  EXHIBIT 10.13

English Translation

Farmland Lease Agreement

Lessor: (Party A) Duncha Village Group of Duncha Village Committee, Fushan Town，Chengmai County

Lessee: (Party B): Hainan Zhongchen Biological Engineering Co., Ltd.

Pursuant to The Law of the People's Republic of China on Land Administration , The Law of the People's Republic of China on Farm Land Contracting, Property Law of the People's Republic of China and other relevant regulations of state law, Party A and Party B have been fully negotiated and two-thirds of Party members of Party A voted in favor: Party A will issue a piece of land of the villager's group to Party B for comprehensive agricultural development. In order to clarify the rights and obligations of both parties, the following agreements are reached.

Article 1: Name of leased land, scope, area, term and lease fee

1. Name of leased land: Longgou Mountain.

2. Scope: east to Qianshe land; south to Wuyangtian squatting; west to Yang Datian squatting; north to Hongshan farm.

3. Area: about 800 mu (subject to the measurement of the relevant departments , excluding the grave area).

4. Lease period: 30 years, from December 8, 2013 to December 8, 2043 (Note: Party B's entry time is scheduled to be from September 1, 2013 to October 30, 2013).

5. Lease fee: RMB 300 per mu per year, totaling RMB 9,000 per mu for 30 years. The total lease fee is RMB 7,200,000.

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 Article 2: Payment

1. After the contract coming into force, Party B shall pay a deposit of RMB 500,000 within five working days.

2.The down payment includes the deposit of RMB 500,000. From December 8, 2013 to January 8, 2014, 50% of the total lease fee shall be paid, totaling RMB 3,100,000. From January 8, 2014 to June 30, 2014, the rest of the total amount of RMB 3,600,000 shall be paid.

3. Farmland use: Planting, breeding, agricultural leisure villas, comprehensive agricultural development projects stipulated by national laws and regulations.

Article 3: Rights and Obligations of Both Parties

A. Party A's rights and obligations

1. Party A has the farmland rights during the contract period. If the farmland is expropriated by the government, the compensation for the expropriated farmland shall belong to Party A. Party A shall return the lease fee of corresponding remaining contractual lease period to Party B.

2. Party A must ensure that the farmland rent to Party B belongs to the village group. If any dispute arises due to the farmland ownership, Party A shall be responsible to resolve the issue and Party A shall compensate Party B for all losses incurred.

3. Party A shall give the lease farmland to Party B according to the time specified in the contract. Party A shall assist Party B in handling the relevant farmland use procedures, but all expenses incurred shall be paid by Party B. The fixed poles, wires and houses on the lease farmland shall be used by Party B for free.

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4. When Party B pays the farmland lease fee on the date stipulated in the contract, Party A cannot refuse to accept the payment and cancel the contract.

5. During the lease term, Party A shall not build new tombs.

B. Party B's rights and obligations

1. Party B shall, in accordance with the contract, enjoy the right of use and management of the leased farmland. Party B has the rights to have income from the farmland and the right of transfer the farmland lease. Party A shall not interfere (if Party B wants to transfer the farmland, it can only proceed after paying the total contract amount to Party A).

2. During the lease term, if the farmland is expropriated by the government, the attachments on the farmland and the compensation for the plants shall belong to Party B, and Party B shall actively cooperate (Compensation shall be compensated by the party which appropriate the farmland in accordance with the standards set by the state or the government.).

3. Party B shall pay the farmland rent to Party A at the time agreed in the contract, and the overdue condition shall be deemed as a breach of contract of Party B.

4. The areas of the graves do not included in the leased farmland. Party B must develop with two meters away from the graves.

5. During the lease period, Party B has the right to arrange the seedings it planted, and the seedlings can be sold with the soil.

6. Except for the transfer fee, Party B does not undertake any local apportionment fees or sponsorship fees.

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Article 4: If Party B fails to make the payment as agreed in the contract, Party A shall have the right to terminate the contract and take back the leased farmland; and Party B's down payment, any ground attachments and seedlings shall unconditionally belong to Party A (this condition shall be under the premise that the farmland use right is not in dispute).

Article 5: At the end of the lease term, if Party A intends to continue leasing the farmland, Party B shall have the priority to lease the farmland under the same conditions to other parties. Both parties may sign cooperation contract or lease contract again. If Party A does not lease the farmland at that time, Party B shall remove its articles at the end of the lease, and unconditionally leave the farmland within three months. The fix assets, attachments of the ground and seedlings invested by Party B shall be transferred to Party A for free.

Article 6: Any disputes, arising during the fulfilling of this contract, shall be settled through negotiation at first; if the negotiation fails, the parties may bring a lawsuit in court.

Article 7: After negotiation, both parties can make supplements for the matters not included in the contract, and the supplementary contract has the same legal effect as this contract.

Article 8: This contract is in five copies, Party A holds one copy, Party B holds two copies, and the relevant units hold one each.

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Article 9: This contract shall take effect from the date of signature and seal of both parties. Both sides shall abide by it.

Attachment to the contract: signature and handprint of all villagers on the leased farmland and village representative, village leader’s identity certificate (scanned/copied)

Party A (seal):	Party B (seal):

Legal representative:	Legal representative:

Village cadre (signature):	Village Committee (seal)

Legal representative (signature):
Village representative (signature) :

Date: June 18, 2013

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